UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM 8-K
________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): December 9, 2022
________________________
LIANBIO
(Exact name of registrant as specified in its charter)
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Cayman Islands	001-40947	98-1594670
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

103 Carnegie Center Drive, Suite 309 Princeton, NJ	08540
(Address of principal executive offices)	(Zip Code)
(Registrant’s telephone number, including area code): (609) 486-2308
Not Applicable
(Former name or former address, if changed since last report)
________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
American depositary shares, each representing 1 ordinary share, $0.000017100448 par value per share	LIAN	The Nasdaq Global Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☒
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Compensatory Arrangements of Certain Officers.
On December 13, 2022, LianBio (the “Company”) announced that Debra Yu, the Company’s President and Chief Strategy Officer, has decided to resign from the Company, effective January 1, 2023, to pursue other business and professional interests and opportunities. A copy of the press release announcing Dr. Yu’s resignation is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein. The Company thanks Dr. Yu for her many contributions to the growth and success of the business during her tenure with the Company.
On December 13, 2022, the Company entered into a separation agreement with Dr. Yu (the “Separation Agreement”), pursuant to which Dr. Yu will be entitled to the following benefits under the Separation Agreement:
•Payment of Dr. Yu’s annual base salary for a period of twelve (12) months following January 1, 2023 and subsidized COBRA payments for up to twelve (12) months following January 1, 2023;
•Payment of an additional lump sum payment equivalent to fourteen (14) months of Dr. Yu’s base salary on or before March 31, 2023;
•With respect to that certain stock option award for 85,490 shares granted to Dr. Yu (the “Second 2021 Option Award”) and that certain award of performance-based restricted share units in respect of 17,098 Shares granted to Dr. Yu (the “RSU Award”), each of the Second 2021 Option Award and the RSU Award shall remain outstanding and eligible to vest until their original performance measurement dates, and to the extent that it becomes vested, the Second 2021 Option Award shall be exercisable until not later than the tenth (10th) anniversary of the grant date applicable to the Second 2021 Option Award; and
•With respect to the vested and unexercised portion of (A) the stock option award granted to Dr. Yu, of which options to purchase 999,947 shares remain vested and unexercised as of the date hereof, and (B) the stock option award granted to Dr. Yu, of which options to purchase 217,941 shares remain vested and unexercised as of the date hereof (collectively, the “Vested Options”), the exercise period for the Vested Options shall be extended such that the Vested Options shall be exercisable until not later than the tenth (10th) anniversary of the grant date applicable to the Vested Options.
To facilitate her transition, on December 13, 2022, the Company entered into a consulting agreement (the “Consulting Agreement”), pursuant to which Dr. Yu will be rendering consulting services to the Company from January 1, 2023 to June 30, 2023.
The foregoing description of the Separation Agreement and the Consulting Agreement does not purport to be complete and is qualified in its entirety by reference to the Separation Agreement and the Consulting Agreement, which will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the period ending on December 31, 2022.

Item 9.01 Financial Statements and Exhibits.
(d)Exhibits

Exhibit No.	Description

99.1	Press release issued by LianBio, dated December 13, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIANBIO

By:	/s/ Yizhe Wang
Yizhe Wang
Chief Executive Officer
Date: December 13, 2022